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                                   EXHIBIT 23





                         American Greetings Corporation
                         Consent of Independent Auditors


We consent to the incorporation by reference in (i) Post-Effective Amendment Number 1 dated May 27, 1986 to Registration Statement No. 2-89471 on Form S-3,
(ii) Post-Effective Amendment Number 1 dated May 31, 1984 to Registration Statement No. 2-84911 on Form S-8, (iii) Registration Statement No. 33-975 on Form S-8 dated November 7, 1985, (iv) Registration Statement No. 33-16180 on Form S-8 dated July 31, 1987, (v) Post-Effective Amendment Number 1 dated May 17, 1991 to Registration Statement No. 33-39726 on Form S-3, (vi) Registration Statement No. 33-45673 on Form S-8 dated February 4, 1992, (vii) Registration Statement No. 33-58582 on Form S-8 dated February 22, 1993, (viii) Post-Effective Amendment Number 1 dated March 29, 1993 to Registration Statement No. 33-52196 on Form S-3, (ix) Registration Statement No. 33-50255 on Form S-3 dated September 15, 1993, (x) Registration Statement No. 33-57221 on Form S-3 dated January 16, 1995, (xi) Registration Statement No. 33-61037 on Form S-8 dated July 14, 1995, and (xii) Registration Statement No. 33-08123 on Form S-8 dated July 15, 1996, and (xiii) Registration Statement No. 33-53197 on Form S-3A dated June 5, 1998, of our report dated March 25, 1999, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in this Annual Report (Form 10-K) for the year ended February 28, 1999.



                                            /s/ Ernst & Young LLP

Cleveland, Ohio
May 25, 1999